UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 11, 2005
SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27892	04-6135748
(State of incorporation)	(Commission file number)	(IRS. Employer Identification No.)
233 South Hillview Drive
Milpitas, CA 95053

(Address of principal executive offices)
(408) 934-7500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 11, 2005, Sipex announced the appointment of Brian Hilton as the Sipex’s new Chairman of the Board of Directors. Mr. Hilton is replacing Douglas McBurnie, who remains a member of the Board of Directors.
     Mr. Hilton, age 62, has served as a director of Sipex since joining the Board in July, 2004 and has over 35 years of experience in the semiconductor industry. Most recently, Hilton was president of Avnet Electronics Marketing, a global electronics distributor. In this role, Hilton was responsible for building Avnet’s Asian business and expanding their presence in Europe, the Middle East and Africa. Prior to Avnet, Hilton spent 30 years at Motorola Inc., reaching the position of corporate VP and director of worldwide sales and marketing for Motorola’s Semiconductor Products Sector (SPS).
Item 9.01     Financial Statements and Exhibits
          (c) Exhibits

99.1	Press release dated August 11, 2005, announcing the appointment of Brian Hilton as Chairman of the Board of Directors of Sipex

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: August 17, 2005	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Sr. VP of Finance

EXHIBIT INDEX

99.1	Press release dated August 11, 2005, announcing the appointment of Brian Hilton as Chairman of the Board of Directors of Sipex